UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2017

TIAA FSB Holdings, Inc.

(formerly known as EverBank Financial Corp)

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

904-281-6000

(Registrant's telephone number, including area code)

EverBank Financial Corp

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 9, 2017, TIAA FSB Holdings, Inc. (formerly known as EverBank Financial Corp), a Delaware corporation (the “Company”), completed its previously announced merger pursuant to the Agreement and Plan of Merger, dated August 7, 2016 (the “Merger Agreement”), by and among the Company, Teachers Insurance and Annuity Association of America, a New York stock life insurance company (“TIAA”), TCT Holdings, Inc., a Delaware corporation and wholly owned subsidiary of TIAA (“TCT Holdings”), and Dolphin Sub Corporation, a Delaware corporation and wholly owned subsidiary of TCT Holdings (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company as the surviving entity and a wholly owned subsidiary of TIAA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIAA FSB Holdings, Inc.
(formerly known as EverBank Financial Corp)

	By:	/s/ James Hubbard
Name: James Hubbard
Title: Vice President
Dated: June 9, 2017